AGENT MARKETING AGREEMENT BETWEEN UNITED HEALTHCARE OF UTAH,
                    UNITED HEALTH AND LIFE INSURANCE COMPANY
                                       AND


                          Fringe Benefit Analysts, LLC

                              (NAME or CORPORATION)
I

CORPRATE BROKERAGE AGREEMNT


THIS AGREEMENT, made as of this 1st day of November 1998, between United Healthcare of Utah ("HMO"), a health maintenance organization, and United Health and Life Insurance Company ("Insurance Company") (collectively known as "Plans"), and Fringe Benefit Analysts, LLC ("Broker").



WHEREAS, HMO is organized and operated as a health maintenance organization to arrange for the delivery of health care services to persons covered by HMO's group health benefit contracts; and

WHEREAS, Insurance Company is organized and operated as a life and health insurance company licensed in the State of Utah; and

WHEREAS, Broker is a duly licensed insurance broker qualified to solicit enrollment of persons in the group HMO enrollment, group health, disability, and life insurance offered by or through Plans; and

WHEREAS, Plans and Broker desire to contract with each other to arrange for Plans' group HMO benefit contracts and group health, disability, and life insurance to be offered to specified groups of individuals;

NOW, THEREFORE, in consideration of the premises and mutual covenants of this Agreement, Plans and Broker agree:

SECTION I DEFINTIONS. For the purposes of this Agreement:
---------------------

"Broker" means the above-named individual broker/agency who:

1. is duly licensed pursuant to UTAH law;

2. is approved by Plans to solicit enrollments of Enrolling Units under this Agreement; and

3. has executed this Agreement with Plans to solicit enrollment of Enrol1ing Units under this Agreement; and

4. is Broker of Record for the Enrolling Unit .

"Benefit Contract" means the health, disability, and life benefit contracts and policies approved by Plans to be marketed and issued to Enrolling Units under this Agreement at premium rates established and approved by Plans.

"Broker Commissions" means the payments due Broker by Plans for the services performed by Broker under this Agreement for an Enrolling Unit. The Broker Commissions shall be calculated and paid as provided for in the Commission Schedule to the Brokerage Agreement, attached hereto and incorporated herein ("Appendix A").

"Contract Month" and "Contract Year" means the calendar month or year as determined from the effective date of the Enrolling Unit under a Benefit Contract.




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



"Defined Service Area" means the geographic area in which Broker may solicit enrollment of Enrolling Units under this Agreement and limited to the counties in which HMO and/or Insurance Company and Broker are licensed to operate.

"Enrolling Unit" means an employer group solicited under this Agreement which:

1. is located in the Defined Service Area;

2. has at least 5 employees eligible for group health benefits; and

3. is approved by Plans and accepted for enrollment under a Benefit Contract.

SECTION II. AUTHORITY OF BROKER.

A. Authority of Broker. Broker represents and warrants that it has the authority to contract on behalf of and bind the individual brokers employed by Broker. Broker shall cause individual brokers employed by it to comply with all the terms of this Agreement. Broker shall solicit enrollment of Enrolling Units under this Agreement. Plans may from time to time adjust the minimum Enrolling Unit Size it will accept for enrollment. Any such adjustment shall be communicated to Broker on a timely basis.

B. Responsibilities of Broker. Broker shall be responsible for completion of initial and ongoing training with Plans to assure comp1iance by Broker with Plans' marketing and enrollment policies. Such training shall include, but is not limited to, open enrollment training, sales call training, routine evaluation of Broker's performance under this Agreement and such other training as may be required by Plans from time to time. Broker shall have sole responsibility to compensate individual brokers employed by it for services provided in this Agreement. In the event of non-payment by Broker, no individual broker shall have recourse against Plans or Insurance Company.

SECTION III. SOLICITATTON AND ENROLLMENT OF ENROLLING UNITS.

A. Solicitation of Enrolling Units. Broker shall use its best efforts to solicit enrollment of prospective Enrolling Units under this Agreement.

B. Proposals. Broker shall submit to prospective Enrolling Units proposal letters in a form and upon such terms as are approved in advance by Plans. No term of such proposal, including premium amounts, may be altered except upon the prior written approval of Plans.

C. Application for Enrollment. Broker shall accurately and completely record information required by Plans for enrollment of Enrolling Units under a Benefit Contract and shall comply with applicable policies and procedures as established by Plans from time to time.

D. Acceptance for Enrollment. Plans shall have the right to accept or reject any prospective Enrolling Units submitted for enrollment by Broker based on underwriting and enrollment policies established by Plans. In no event shall any prospective Enrolling Unit be eligible to receive health services under a Benefit Contract unless and until accepted by Plans with such effective date as determined by Plans.



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


E. Servicing of Enrolling Units. Broker shall be responsible for the delivery and explanation of initial administrative forms, such as billing and enrollment materials, and Subsequent renewal forms, as approved in advance by Plans. Broker shall deliver the Benefit Contract with Enrolling Units for signature and return signed forms to Plans. Broker is also responsible for each renewal presentation, as approved in advance by Plans.

F. Compensation for Services Rendered. Broker shall be compensated for services rendered under this Agreement pursuant to Appendix A and shall be compensated only if the Broker continues to be recognized by the Enrolling Unit as the "Broker of Record.

G. Marketing Materials. Broker shall obtain from Plans, upon request by Broker, such marketing and enrollment materials as are necessary for solicitation of enrollment under this Agreement by Broker.

H. Use of Information. Broker shall not use any marketing materials or other information regarding Plans to the competitive advantage of any health benefits competitor of Plans. All such materials provided to Broker shall be immediately returned to Plans upon termination of this Agreement.

I. Records. Broker shall maintain records related to the enrollment of Enrolling Units by Broker and, Plans shall, upon reasonable notice and demand, have access during regular business hours to any records maintained by Broker relating to this Agreement.

SECTION IV TERMS AND CONDITIONS_GOVERNING RELATIONSHIP BETWEEN PARTIES

A. Independent Contractors. Broker shall remain at all times an Independent contractor and not an employee of Plans. None of the provisions of this Agreement are intended to create, nor shall be deemed or construed to create, any other relationship between the parties. No employee of Plans or Broker shall be construed or deemed to be an employee of the other party.

B. Indemnification and Hold Harmless by Broker. Broker shall defend, hold harmless and indemnify Plans against any and all claims, liabilities, damages or judgments, including reasonable attorney's fees, asserted against, imposed upon and/or Incurred by Plans that arise out of the acts or omissions, including negligence of Broker or other persons within Broker's control, in the discharge of his/her or their responsibilities under this Agreement.

C. Indemnification and Hold Harmless by Plans. Plans shall defend, hold harmless and indemnify Broker against any and all claims, liabilities, damages or judgments, including reasonable attorney's fees, asserted against, imposed upon and/or Incurred by Broker that arise out of the acts or omissions, including negligence of Plans or other persons within Plan's control, in the discharge of his/her or their responsibilities under this Agreement.

D. Liability Insurance. Broker shall procure and maintain, on behalf of Broker and individual brokers employed by Broker, errors and omissions and/or professional liability insurance with coverage satisfactory to Plans. Upon request by Plans, Broker shall provide evidence of such insurance coverage. Broker shall notify Plans in writing, to the attention of the Chief Executive Officer and President, as appropriate, within thirty (30) days prior notice of any material changes in the errors and omissions and/or professional liability coverage of Broker or individual brokers employed by Broker.

SECTION V RESOLUTION OF DISPUTES

A. Disputes. For the purposes of this section, "Dispute" means any dispute or claim between Plans and Broker arising out of or related to the interpretation or application of' this Agreement or breach thereof.

B. Negotiation and Arbitration of Disputes. Resolution of any Dispute shall be subject to good faith negotiation between all parties. The complaining party shall notify the other party in writing of such Dispute and the parties shall attempt to resolve the Dispute within ninety (90) days of the date such notice, or within such time as is mutually agreed upon by the parties in writing. In the event the Dispute is not resolved within such time period it shall be submitted in writing to arbitration by the originating party within fifteen (15) days of the termination of the negotiations as provided above pursuant to the Commercial Arbitration Rules of the American Arbitration Association, except that the arbitrator(s) shall be required, to issue written findings of fact and conclusions of law in conjunction with any award and the conclusions of law may be reviewed de novo if the award is challenged in a subsequent judicial proceeding. The provision shall survive termination of this Agreement.

SECTION VI. TERM, TERMINATION, AMENDMENT, ASSIGNMENT, ENTIRE AGREEMENT
AND GOVERNING LAW.
--------------------------------------------------------------------------------

A. Term. The term of this Agreement shall commence on the date first specified above and shall continue in effect through the remainder of the calendar year and for each calendar year thereafter until such time as this Agreement is terminated by either parry as provided for in Section VI(B) hereof.

B. Termination. This Agreement may be terminated, with or without cause, by either party to this Agreement upon sixty (60) days written notice to the other party; provided, however, that termination of this Agreement shall be subject to the following provisions:

1. In the event this Agreement is terminated by Plans, without cause, or by Broker with or without cause, Plans shall pay Broker Commissions as provided in
Section III of Appendix A until Broker is no longer Broker of Record with the Enrolling Unit

2. In the event this Agreement is terminated by Plans, with cause, no Broker Commissions shall be payable to Broker by Plans following date of termination. For the purposes of this Agreement "with cause" shall mean default by Broker under any material term of this agreement and failure to cure such default within forty-five (45) days after receipt of written notice from Plans specifying the precise nature of such default.

3. In the event Broker is no longer duly licensed pursuant to Utah law, Plans shall terminate this Agreement, and this shall be deemed termination "with cause." In addition, if Broker is suspended or disciplined by any state or federal regulatory authority; or is reprimanded in any way in connection with performance of his or her duties as an insurance broker, Plans reserve the right in its sole discretion, to terminate this Agreement. Such termination shall be deemed termination "with cause- under the terms of this Agreement. No Broker Commissions shall be payable to Broker by Plans following the date of such termination.

4. The determination of Contract Years for the purposes of calculating Broker Commissions, as specified in Appendix A, upon termination of this Agreement, shall not be affected by the termination of this Agreement and shall be determined from the effective date of the Enrolling Unit under a Benefit Contract.

C. Entire Agreement. This Agreement, including all appendices, constitutes the entire agreement between the parties, superseding all prior agreements, understanding and representations. No alteration of this Agreement or waiver of its provision shall be valid unless approved in writing in advance by Plans.

D. Amendment. Except as otherwise provided in Section III.A. of Appendix A, any amendment to this Agreement proposed by Plans at least sixty (60) days prior to the effective date of such amendment shall be deemed adopted unless this Agreement is earlier terminated as provided for in Section VI(B). Any amendment to Appendix A shall apply to Enrolling Units effective or renewed under a Benefit Contract on or after the effective date of such amendment.

E. Assignment. HMO and Insurance Company shall have the right to assign any or all of its rights and responsibilities under this Agreement to any entity that controls, is controlled or managed by, or is under common control with HMO or Insurance Company as appropriate. Broker shall not have me right to assign any or all of its rights and responsibilities under this Agreement.

In Witness Whereof, the parties have entered this Agreement to be duly executed as of the first date and year first written

                             COMMISSION SCHEDULES TO
                             THE BROKERAGE AGREEMENT


SECTION I. DEFINTIONS.  For the purposes of this Appendix.
---------------------
"Annual Contract Charges" means the Contract Charges collectible from an Enrolling Unit during each Contract Year. Such amount shall be the total premium amount col1ected from the Enrolling Unit for each Contract Year following its effective or renewal date.

"Contract Charges" means the total premium amount required of and collected from an Enrolling Unit for all health products or for all life, short-term disabi1ity, and accidental death and dismemberment products for coverage under Benefit Contracts.

"First Year Commission" means the Commissions due Broker for the first Contract Year of enrollment of the Enrolling Unit by Broker under this Agreement.

"Monthly Contract Charges" means the Contract Charges collectible from an Enrolling Unit during each Contract Month. Such amount shall be the premium amount collected from the Enrolling Unit for each Contract Month following its effective or renewal date.

"Renewal Commission" means the Commissions due Broker for the second and subsequent Contract Years of enrollment of the Enrolling Unit by Broker under this Agreement.

SECTION II.  TERMS AND CONDITIONS.
---------------------------------

A.  Calculation  of  Commissions.  Commission's  payable to Broker  pursuant  to
Section III hereof shall be calculated as a percentage of Monthly Contract Charges.

B.  Timing of Payment of Broker  Commissions.  Commissions  payable  pursuant to
Section III hereof shall be paid to Broker on a monthly basis no later than sixty (60) days after the Enrolling Unit's Monthly Contract Charges which are due have been received by Plans.

C. Clerical Error. Plans shall make an appropriate adjustment in Broker Commission, as provided in this Appendix, upon discovery of a clerical error. This includes the Plans' right to collect reimbursement from Broker for any overpayment of Broker Commissions. However, no such adjustment in Broker Commissions shall be made beyond fifteen (15) months after the date Plans were notified of such clerical error. Plans may collect reimbursement for collection agency and legal fees if any, incurred by Plans to procure reimbursement.

SECTION III.  BROKER COMMISSIONS PAYABLE
----------------------------------------

A. Broker Compensation. For Enrolling Units solicited by Broker and approved for enrollment by Plans during the term of this Agreement, Broker shall be compensated pursuant to the commission schedule in this Appendix as amended from time to time by Plans upon thirty (30) days written notice to Broker. Broker shall be compensated for an Enrolling Unit's first Contract Year and for subsequent Contract Years; provided, however, that no Broker Commission shall be due and payable in the event that this agreement is terminated with cause by Plans. No broker Commissions shall be due and payable in the event Broker is no longer the Broker of Record for the Enrolling Unit in accordance with the Plans Broker of Record policy. In the event this Agreement is terminated without cause, Broker Commissions shall be due and payable in accordance with Section VI.B. of this Agreement and with the schedules set forth below.

B. Maintenance of Payment of Contract Charges. For an Enrolling Unit to be included as an Enrolling Unit for purposes of determining the Broker Commission Level payable pursuant to Section III(A) of this Appendix, the Enrolling Unit must pay its Contract Charges on a timely basis.

C. Amount Payable. No amounts shall be payable hereunder in excess of any maximum prescribed by any applicable federal or state law, regulation, or ruling.

United Healthcare Utah


Key Accounts 2002 Base Commission Program

Effective May 1, 2002 through and including January 1, 2003


                                                                             % of Premium
Employer Enrolled With                                         New Business                      Renewal Business
----------------------                                         ------------                      ----------------
51 -99 Employees                                               5%                                5%
100 -250 Employees                                             5% *                              3%
251 + Employees                                                3% **                             3% **

* May 1, 2002 through January 1, 2003 effective dates.
**Negotiable



Key Accounts 2002 Preferred Broker Bonus Plan


New Business Only                                                                               Bonus per Subscriber
-----------------                                                                          ---------------------------------
Medical Plan Only                                                    Fully Insured     ASO With Stop Loss   ASO Without Stop Loss
------------------------------------------------------------------------------------------------------------------------------------
2 cases and at least 100 enrolled employees                          $20                       -                -
2 cases and at least 250 enrolled employees                          $25                       -                -
3 cases and at least 400 enrolled employees                          $30                       $15              $10
4 cases and at least 600 enrolled employees                          $35                       $17.50           $12
5 cases and at least 800 enrolled employees                          $40                       $20              $14
6 cases and at least 1000+ enrolled employees                        $50                       $20              $14





Persistency Bonus -Per subscriber                                                       Bonus per Subscribe
------------------------------------------------------------------------------------------------------------
85% to less than 95% of employees renew in calendar year                                       $20
95% or more of employees renew in calendar year                                                $40

o Key Accounts market is defined as UnitedHealthcare groups with 51+ eligible employees assigned to Key Accounts.

o The employee counts will be derived from the medical plan only.

o The 2002 Key Accounts Bonus Plan is effective from February 1 2002 through and including January 1, 2003, unless terminated or otherwise modified by United Health care. This Bonus Plan is offered at the sole discretion of United Health care and can be terminated or modified by United Health care at any time and without notice. Any subsequent Bonus Plan is at the discretion of UnitedHealthcare.

o An existing United Health care Small Business case that becomes a United Health care Key Accounts case does not qualify for the new business bonus; however, it will be eligible for the persistency bonus.

o The maximum subscriber credit on anyone group, for either the new business or persistency bonus calculation will be 5,000 lives.

o To be eligible for a persistency bonus, the producer must sell the renewal for the case with a renewal date between January 1, 2002 and January 1, 2003, the case must be effective and the producer must continue to receive commissions as broker of record on January 1, 2003.

o Payouts earned under the 2002 Key Accounts Broker Bonus program will be paid during the 2nd quarter of 2003. To be eligible for the persistency bonus, producers must have three groups with 200 covered employees or more that renews during the calendar year and is participating in the current year's new business bonus program.

o The persistency bonus is based on the 1/1/2003 retention of subscribers associated with 1/1/2002 existing qualified accounts.

o Local agency offices in a single location are aggregated for purposes of qualification. Offices of the same partner in different locations are not aggregated for purposes of qualification. .General agents selling wholesale insurance are not eligible for the plan.

o To be eligible for the new business bonus, the group must be a new case to UnitedHealthcare. Agent of record changes and group transfers from Uniprise do not qualify.

o Uniprise new business and existing accounts are excluded from this program. The account must be managed by UnitedHealthcare Key Accounts and be in the Key Accounts P&L. UnitedHealthcare reserves the right to make this determination.

o    For  dual  or  multiple  broker  arrangements,   case  credit  for  payment
     calculations will be apportioned based on the inforce commission split currently established on a case.

o This bonus plan applies to cases sold and serviced through a United Health care sales office only. It does not apply to any Uniprise business. Multiple United Health care sales office business cannot be combined for bonus qualification.

o    The pay-out cap for anyone agent or agency is $150,000.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first written.

UNITED HEALTHCARE OF UTAH                       FRINGE BENEFIT ANALYSTS
------------------------------------    ---------------------------------------
             HMO                                  NAME OF CORPORATION
                                                     (Please Print)

                                        SCOTT E. DERU
                                        ----------------------------------------
                                                   NAME OF INDIVIDUAL
                                                     (Please Print)

/S/ JACK SCHIFFER                       /S/ SCOTT E. DERU
------------------------------------    ---------------------------------------
Title     Finance Administrator         Title     Member/Manager
------------------------------------    ---------------------------------------
Date      Jan 10 2002                   Federal Tax ID  87-0618333
------------------------------------    ---------------------------------------
                                        (For Corporation)

UNITED HEALTH AND LIFE
  INSURANCE COMPANY                     SS#
------------------------------------    ---------------------------------------
                                        (For Individual)

/S/ EDWARD M. BICKER                    DATE      1/02/02
------------------------------------    ---------------------------------------
Title     Director, Contracts
------------------------------------
Date     Jan 10, 2002
------------------------------------


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